EXHIBIT 5




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                           ARNALL GOLDEN & GREGORY,LLP
                            2800 One Atlantic Center
                           1201 West Peachtree Street
                           Atlanta, Georgia 30309-3450

                                                                  (404) 873-8500

                                                                  (404) 873-8501



                                  July 22, 1997



The Profit Recovery Group International, Inc.
2300 Windy Ridge Parkway
Suite 100 North
Atlanta, GA  30339-8426

         Re:      Form S-3 Registration Statement

Gentlemen:

         We have acted as your counsel in connection with the preparation of the Registration Statement on Form S-3 (the "Registration Statement") filed by The Profit Recovery Group International, Inc., a Georgia corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"). This Registration Statement relates to an offer by certain selling stockholders named therein of up to 166,559 shares of the Company's Common Stock, no par value (the "Shares").

         In acting as counsel to you, we have examined and relied upon such corporate records, documents, certificates and other instruments and examined such questions of law as we have considered necessary or appropriate for the purposes of this opinion. Based upon and subject to the foregoing, we advise you that in our opinion the Shares are legally issued, fully paid and non-assessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm under the caption "Legal Matters" contained therein and elsewhere in the Registration Statement. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under the provisions of the Act.

                                  Sincerely,


                                  ARNALL GOLDEN & GREGORY, LLP

                                  ARNALL GOLDEN & GREGORY, LLP